THIRD AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                         MERIDIAN INDUSTRIAL TRUST, INC.
                       ---------------------------------

                           THIRD AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                         MERIDIAN INDUSTRIAL TRUST, INC.
                       ---------------------------------


         THE UNDERSIGNED, David Hannan, whose address is 300 East Lombard Street, Baltimore, Maryland 21202-3268, being at least 18 years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE 1


                                      NAME

         The name of the corporation (the "Corporation") is MERIDIAN INDUSTRIAL TRUST, INC.

                                   ARTICLE 2
                                     PURPOSE

         The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter of the Corporation, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code. The Board of Directors may determine that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT and upon any such determination the Board of Directors may revoke or otherwise terminate the Corporation's election to be a REIT pursuant to Section 856(g) of the Code.

                                   ARTICLE 3
                 PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

         The address of the Corporation's principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a Maryland corporation whose address is 32 South Street, Baltimore, Maryland 21202.

                                   ARTICLE 4
                                      STOCK

     4.1 Authorized Shares. The total number of shares of stock of all classes which the Corporation shall have authority to issue is two hundred million
(200,000,000) shares, of which (a) one hundred seventy five million (175,000,000) shares are shares of Common Stock, par value $.001 per share ("Common Stock"), and (b) twenty five million (25,000,000) shares are shares of Preferred Stock, par value $.001 per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $200,000.

     4.2 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more series of stock.

     4.3       [Intentionally Eliminated]

     4.4 Series B Convertible Preferred Stock.


         4.4.1 Number of Shares and Designation. This series of Preferred Stock shall be designated as Series B Convertible Preferred Stock and the number of shares which shall constitute such series shall not be more than 2,272,727 shares, par value $.001 per share, which number may be decreased (but not below the number thereof then outstanding plus the number required to fulfill the Corporation's obligations under options, warrants or similar rights issued by the Corporation) from time to time by the Board of Directors.

         4.4.2 Definitions. For purposes of this Section 4.4, the following terms shall have the meanings indicated:

               "Ameritech"   shall  mean  Harris  Trust  &  Savings  Bank,   not
     individually but solely as Trustee for Ameritech Pension Trust (and any successor Trustee therefor).

               "Board of Directors" shall mean the Board of Directors of the Corporation or committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Shares.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be opened.

               "Call Date" shall mean the date of the notice to holders required under Section 4.4.6.

               "Common Shares" shall mean the Common Stock of the Corporation, par value $.001 per share.

               "Constituent Person" shall have the meaning set forth in subsection 5(f).

               "Conversion Price" shall mean the conversion price per Common Share for which the Series B Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 4.4.5. The initial conversion price shall be $15.40 (equivalent to a conversion rate of one Common Share for each Series B Preferred Share).

               "Conversion Price Premium" shall have the meaning set forth in subsection 4.4.5(b).

               "Current Market Price" of publicly traded Common Shares or any other class of stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on The Nasdaq Stock Market or, if such security is not quoted on The Nasdaq Stock Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

               "Dividend Payment Date" shall mean a date fixed by the Board of Directors which date shall not be more than 15 days following the end of the applicable Dividend Period; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

               "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including March 31, June 30, September 30 and December 31 of such year, respectively (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include March 31, 1996).

               "Exempted Securities" shall mean any Common Shares or options or other securities convertible into or exchangeable or exercisable for Common Shares (and any security issued in connection with the exercise, conversion or exchange of any such security) that are issued or granted (a) to any director, officer or employee of the Corporation or its Subsidiaries, (b) pursuant to the terms of that certain Option Agreement dated as of November 21, 1995, by and among USAA Real Estate Company, a Delaware corporation, West Chicago Industrial, Ltd., a Texas limited partnership, and the Corporation, including in connection with the warrant delivered in connection therewith, or (c) pursuant to the terms of that certain (i) Amended and Restated Agreement and Plan of Merger dated as of November 10, 1995, as amended, by and among the Corporation and the other parties thereto, or (ii) Amended and Restated Asset Purchase Agreement dated as of November 10, 1995, as amended, by and among the Corporation and Meridian Point Realty Trust '83, a California business trust.

               "Expiration Time" shall have the meaning set forth in subsection 4.4.5(e).

               "Fair Market Value" shall mean the average of the daily Current Market Price of a Common Share during any 20 Trading Days selected by the Corporation commencing not earlier than the 30th Trading Day preceding, and ending not later than, the day in question.

               "Follow on Preferred Shares" shall mean any Parity Shares or Junior Shares issued in a Permitted Private Placement.

               "Fully Junior Shares" shall mean the Common Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in both (a) the payment of dividends and (b) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

               "Initial Investors" shall mean Harris Trust & Savings Bank, as Trustee for Ameritech Pension Trust (and any successor trustee therefor), and OTR, an Ohio general partnership acting on behalf of and as nominee for The State Teachers Retirement Board of Ohio.

               "Initial Preferred Shares" shall mean the Series B Preferred Shares, together with any Follow on Preferred Shares.

               "Issue Date" shall mean the first date on which the Series B Preferred Shares are issued and sold.

               "Junior Shares" shall mean the Common Shares, the Fully Junior Shares and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

               "Liquidation Preference" shall have the meaning set forth in subsection 4.4.4(a).

               "Mandatory Exchange" shall have the meaning set forth in subsection 4.4.5(b).

               "Minimum Ownership Level" shall mean 15% of the Corporation's Publicly Traded Common Shares; provided that the Minimum Ownership Level shall mean 18% of the Corporation's Publicly Traded Common Shares if the Corporation completes one or more Permitted Private Placements in aggregate amount of $30 million, and provided further that the Minimum Ownership Level shall be reduced to one-half of the then applicable percentage in the event of a partial redemption or conversion of the Initial Preferred Shares by the Corporation.

               "Non-Electing Share" shall have the meaning set forth in subsection 4.4.5(f).

               "Notice of Exchange" shall have the meaning set forth in subsection 4.4.5(b).

               "OTR" shall mean OTR, an Ohio general partnership acting on behalf of and as nominee for The State Teachers Retirement Board of Ohio.

               "Parity Shares" shall have the meaning set forth in subsection 4.4.8(b).

               "Permitted Private Placements" shall mean one or more private placements of one or more series of preferred stock of the Corporation ranking pari passu or junior to the Series B Preferred Shares in respect of the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation in an amount not to exceed $30 million in the aggregate and that are completed on or before the first anniversary of the Closing Date.

               "Person"   shall   mean  any   individual,   firm,   partnership,
     corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

               "Publicly Traded Common Shares" shall mean each issued and outstanding Common Share of the Corporation that (a) was issued pursuant to an effective registration statement under the Securities Act, or (b) is a "restricted security" as defined in Rule 144 and is eligible for resale without restriction pursuant to Rule 144(k); and provided that any Common Shares held by the Initial Investors, any Subsequent Investors, Hunt Realty Acquisitions, L.P., USAA Real Estate Company, and any directors and executive officers of the Corporation shall not be deemed to be Publicly Traded Common Shares.

               "Purchased Shares" shall have the meaning set forth in subsection 4.4.5(e).

               "Redemption Price" shall have the meaning set forth in
     Section 4.4.6.

               "Rule 144" shall mean Rule 144 under the Securities Act, as amended from time to time, and any successor rule thereto.

               "Securities" and "Security" shall have the meanings set forth in subsection 4.4.5(e)(iii).

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Series B Preferred Shares" shall mean shares fo Series B Convertible Preferred Stock of the Corporation.

               "Set apart for payment" shall be deemed to include, without any action by the Corporation other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of stock ranking on a parity with the Series B Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

               "Subsequent Investors" shall mean the purchasers of any Follow on Preferred Shares in a Permitted Private Placement.

               "Subsidiary" shall mean (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Corporation, by a Subsidiary of the Corporation or by the Corporation and another Subsidiary or (ii) any other Person (other than a corporation) in which the Corporation, a Subsidiary or the Corporation and a Subsidiary, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

               "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on The Nasdaq Stock Market, or if such securities are not quoted on The Nasdaq Stock Market, in the applicable securities market in which the securities are traded.

               "Transaction" shall have the meaning set forth in subsection 4.4.5(f).

               "Transfer Agent" means First Chicago Trust Company of New York, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent for the Series B Preferred Shares.

         4.4.3  Dividends.

         (a) The holders of Series B Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Directors out of funds legally available for that purpose, quarterly cash dividends (i) for each of the first eight Dividend Periods after the Issue Date, in an amount per share equal to the greater of (A) $0.31 per full Dividend Period, or (B) 103% of the quarterly dividend payable per Common Share during the corresponding Common Share dividend period (determined as of the date on which the applicable Common Share dividend is authorized), and (ii) thereafter, in an amount per share equal to the greater of (A) the quarterly dividend payable on the Series B Preferred Shares on the eighth Dividend Payment Date after the Issue Date or (B) the dividend paid per Common Share (determined as of the date on which the Common Share dividend for the corresponding Common Share dividend period is authorized). If the Conversion Price is adjusted from time to time in accordance with paragraph 4.4.5(e)(i) and the amount of the dividend payable per Series B Preferred Share is to be determined by reference to the dividend paid or payable per Common Share as described in the previous sentence, the dividend payable per Series B Preferred Share shall be appropriately adjusted as determined by the Board of Directors. The calculation of any such quarterly dividend shall be made to the nearest cent (with $.005 being rounded upward). Such dividends shall begin to accumulate and shall be fully cumulative from the Issue Date, whether or not authorized by the Board of Directors and whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in immediately available funds, when, as and if authorized by the Board of Directors, in arrears on Dividend Payment Dates or such other dates as provided herein, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series B Preferred Shares, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 15 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accumulated and unpaid dividends for any past Dividend Periods may be authorized and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. Dividend payments shall be aggregated per holder and shall be made to the nearest cent (with $.005 being rounded upward).

         (b) The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series B Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Shares that may be in arrears.

         (c) So long as any Series B Preferred Shares are outstanding, no dividends shall be authorized or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares.

         (d) So long as any Series B Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be authorized or paid or set apart for payment or other distribution authorized or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Corporation or any Subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless (i) the full cumulative dividends on all outstanding Series B Preferred Shares and any other Parity Shares shall have been paid or authorized and set apart for payment for all past Dividend Periods with respect to the Series B Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or authorized and set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Shares and the current dividend period with respect to such Parity Shares.

         4.4.4  Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of Junior Shares, the holders of the Series B Preferred Shares shall be entitled to receive in immediately available funds $15.40 per Series B Preferred Share, plus an amount equal to all dividends (whether or not authorized) accumulated and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series B Preferred Shares shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. The holders of Series B Preferred Shares shall be entitled to notice in advance of any liquidation, dissolution or winding up of the Corporation as provided in subsection 4.4.5(g). For the purposes of this Section 4.4.4, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or
(iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

         (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series B Preferred Shares upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Shares shall not be entitled to share therein.

         4.4.5 Conversion. Series B Preferred Shares shall be subject to conversion into Common Shares, as follows:

         (a) Conversion at the Option of the Holder. Subject to and upon compliance with the provisions of this Section 4.4.5, a holder of Series B Preferred Shares shall have the right, at his or her option, at any time to convert all or any part of such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of this subsection 4.4.5(a); provided that any dividends accumulated on the Series B Preferred Shares presented for conversion since the end of the last completed Dividend Period shall not be included in such aggregate Liquidation Preference) by surrendering such shares to be converted, such surrender to be made in the manner provided herein; provided, however, that the right to convert shares called for redemption pursuant to Section 6 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash payable upon such redemption under Section 4.4.6.

         In order to exercise the conversion right, the holder of each Series B Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series B Preferred Shares. Unless the Common Shares issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

         Holders of Series B Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series B Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series B Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on Series B Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series B Preferred Shares for conversion.

         As promptly as practicable after the surrender of certificates for Series B Preferred Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this Section 5, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (c) of this Section 4.4.5.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series B Preferred Shares shall have been surrendered and such notice received by the Corporation as aforesaid (together with any required payments in respect of dividends payable on such shares), and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation (together with any required payments in respect of dividends payable on such shares).

         (b) Conversion at the Option of the Corporation. Beginning January 1, 1999 through and including December 31, 2004, the Corporation shall have the right, at its option, at any time, in whole but not in part, to require all holders of Series B Preferred Shares to exchange (a "Mandatory Exchange") such holders' shares for the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such shares (provided that any dividends accumulated on any Series B Preferred Shares so converted since the end of the last completed Dividend Period shall not be included in such aggregate Liquidation Preference) by the Conversion Price in effect on the Trading Day preceding the day on which the Notice of Exchange (hereinafter defined) with respect to the Mandatory Exchange is given, so long as both (i) the Fair Market Value of the Common Shares on the Trading Day immediately preceding the day on which the Notice of Exchange with respect to such Mandatory Exchange is given by the Corporation shall have equaled or exceeded the following percentages of the then applicable Conversion Price (the "Conversion Price Premium"):



                         Year                               Percentage

On or after January 1, 1999, and on or before December        115.0%
31, 1999

After December 31, 1999, and on or before December 31,        119.0
2000

After December 31, 2000, and on or before December 31,        123.0
2001

After December 31, 2001, and on or before December 31,        127.5
2002

After December 31, 2002, and on or before December 31,        132.0
2004

and (ii) the Current Market Price on the Trading Day immediately preceding the day on which the Notice of Exchange with respect to such Mandatory Exchange is given shall have equaled or exceeded the applicable Conversion Price Premium.

            In order to effect a Mandatory Exchange, (A) the Corporation shall issue a press release announcing such Mandatory Exchange prior to the opening of business on the second Trading Day after the day on which the conditions described in clauses (i) and (ii) above have been satisfied and (B) a notice of exchange (a "Notice of Exchange") of the Series B Preferred Shares shall be given by the Corporation by mail to each record holder of Series B Preferred Shares to be exchanged. For purposes of the calculation of the date of exchange and the dates on which notices are given pursuant to this subsection 4.4.5(b), a Notice of Exchange shall be deemed to be given on the day such notice is first mailed by first class mail, postage prepaid, to holders of record of the Series B Preferred Shares to be exchanged as of the close of business on the day immediately preceding the day on which such Notice of Exchange is given. Each Notice of Exchange shall be addressed to the holder of record at the address of the holder appearing in the stock records of the Corporation. No defect in the Notice of Exchange or in the mailing thereof or publication of its contents shall affect the validity of the Mandatory Exchange proceedings. The Corporation may only exercise its option under this subsection 4.4. 5(b) if, at the time a Notice of Election is given, there are no accumulated and unpaid dividends on the Series B Preferred Shares for any completed Dividend Period for which the Dividend Payment Date has past.

            As promptly as practicable after a Notice of Exchange is given by the Corporation, the Corporation shall issue and shall deliver to each holder of Series B Preferred Shares to be exchanged, against the surrender of the certificate or certificates evidencing such shares (together with any required payments in respect of dividends payable on such shares), a certificate or certificates for the number of full Common Shares issuable upon the Mandatory Exchange of such shares in accordance with the provisions of this subsection 4.4.5(b), and any fractional interest in respect of a Common Share arising upon such exchange shall be settled as provided in subsection 4.4.5(c).

            Each Mandatory Exchange shall be deemed to have been effected immediately prior to the close of business on the date on which the Notice of Exchange is given by the Corporation, and the person or persons in whose name or names any certificate or certificates for the Common Shares shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date. At such time on such date, all rights of the holders of the Series B Preferred Shares to be exchanged as such holders shall cease, and such holders shall thereupon and thereafter be deemed to be and be for all purposes the holders of the Common Shares issued in exchange therefor. All Common Shares delivered upon a Mandatory Exchange will upon delivery be duly and validly issued and fully paid and nonassessable.

            Holders of Series B Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the Mandatory Exchange thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series B Preferred Shares subject to a Mandatory Exchange during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series B Preferred Shares on a dividend payment record date whose (or whose transferee's) shares are subject to a Mandatory Exchange on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on Series B Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon the Mandatory Exchange of such Series B Preferred Shares.

            (c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series B Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series B Preferred Share, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered.

            (d) If at any time after the Issue Date the Corporation shall issue for cash or other consideration Common Shares or any security convertible into or exchangeable or exercisable for Common Shares (in each case other than Exempted Securities) at a price, including any additional consideration payable to the Corporation upon any such conversion, exchange or exercise (before deduction of any reasonable and customary discounts, commissions, fees and other expenses of issuance and marketing), that is less than $16.00 per share (as appropriately adjusted from time to time by the Board of Directors upon adjustment of the Conversion Price from time to time in accordance with paragraph 4.4.5(e)(i)), then unless (i) such issuance is made in connection with an acquisition of real property or a right to acquire real property by the Corporation or any Subsidiary, either directly or indirectly through an acquisition of equity securities or other rights or evidences of ownership in an entity substantially all of whose operating assets consist of real property and related assets, and (ii) such issuance is approved by all of the members of the Investment Committee of the Board of Directors and the designee, if any, of the holders of the Initial Preferred Shares then sitting on the Board of Directors pursuant to subsection 4.4.9(a) hereof, there shall be an immediate reduction in the Conversion Price in effect at the close of business on the day immediately preceding such issuance in an amount equal to the amount by which $16.00 (as appropriately adjusted from time to time by the Board of Directors upon adjustment of the Conversion Price from time to time in accordance with paragraph 4.4.5(e)(i)) exceeds such purchase, conversion, exchange or exercise price, including the amount of any additional consideration payable to the Corporation upon such conversion, exchange or exercise; provided that if the Corporation shall engage in more than one such issuance the amount of the adjustment to the Conversion Price under this subsection 4.4.5(d) shall be an amount equal to the greatest individual reduction required hereunder and such adjustments shall not be cumulative.

            For the purposes of this subsection 4.4.5(d), the issuance by the Corporation of securities (other than Exempted Securities) convertible into or exchangeable or exercisable for Common Shares shall be deemed to involve the immediate issuance of the maximum number of Common Shares issuable upon the conversion, exchange or exercise of such securities for a consideration equal to the minimum aggregate consideration receivable by the Corporation upon such conversion, exchange or exercise. In the event that securities are issued by the Corporation that result in an adjustment to the Conversion Price pursuant to this subsection 4.4.5(d) and such securities are not converted, exchanged or exercised prior to the expiration of the right of the holders of such securities to effect any such action, then immediately upon such expiration the Conversion Price shall be recomputed (but such redetermination shall not effect the Conversion Price of any Series B Preferred Shares that have been converted prior to such expiration) and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to subsection 4.4.5(e) after the issuance of such securities) had such adjustment to the Conversion Price not been made. For purposes of this subsection 4.4.5(d), if shares are issued for consideration all or part of which is other than cash, the amount of such non-cash consideration shall be deemed to be the value thereof as determined in good faith by the Board of Directors. The provisions of this subsection 4.4.5(d) shall not be applicable: (A) to any issuance for which an adjustment to the Conversion Price is provided under subsection 4.4.5(e) below, (B) to any issuance of rights, options, warrants or other instruments issued to all holders of Common Shares entitling them for a period of 45 days after the record date referred to in paragraph 4.4.5(e)(ii) to subscribe for or purchase Common Shares, for which issuance no adjustment to the Conversion Price is required under paragraph 4.4.5(e)(ii), or (C) to any issuance of Common Shares upon actual exercise, exchange or conversion of any securities if the Conversion Price was fully and properly adjusted at the time such securities were issued or if no such adjustment was required hereunder at the time such securities were issued.

            (e) The Conversion Price shall be adjusted from time to time as follows:

                  (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its stock in Common Shares or any security convertible into or exchangeable for Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series B Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of such securities that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series B Preferred Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in subsection 4.4.5(j) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

                  (ii) If the Corporation shall after the Issue Date issue rights, options, warrants or other instruments to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Current Market Price per Common Share on the record date for the determination of shareholders entitled to receive such rights, options, warrants or instruments, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (1) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (2) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options, warrants or instruments for Common Shares would purchase at 94% of such Current Market Price (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (1) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (2) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options, warrants or instruments. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph 4.4.5(j)
      below).  In  determining   whether  any  rights,   options,   warrants  or
      instruments entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than 94% of such Current Market Price (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options, warrants or instruments, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors. In case any rights or warrants referred to in this paragraph 4.4.5(e)(ii) in respect of which an adjustment shall have been made shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                  (iii) If the Corporation shall distribute to all holders of its Common Shares any shares of stock of the Corporation (other than Common Shares or any securities the distribution of which would require an adjustment to the Conversion Price under paragraph 4.4.5(e)(i)) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid with respect to the Common Shares which are not in excess of the following: the sum of (A) the Corporation's cumulative Funds From Operations, as determined by the Board of Directors calculated in accordance with the March 1995 NAREIT White Paper on Funds From Operations, minus (B) the amount of dividends accumulated or paid in respect of the Series B Preferred Shares or any other class or series of Preferred Shares of the Corporation after the Issue Date) or rights, options, warrants, debt securities or any other instrument entitling them to subscribe for or purchase any of its securities (excluding those rights, options, warrants and instruments issued to all holders of Common Shares entitling them for a period of 45 days after the record date referred to in paragraph 4.4.5(e)(ii) above to subscribe for or purchase Common Shares) (any of the foregoing being hereinafter in this subparagraph (iii) collectively as the "Securities" and individually a "Security"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (B) a fraction, the numerator of which shall be the Current Market Price per Common Share on the record date mentioned below less the then fair market value (as determined in good faith by the Board of Directors and described in a resolution of the Board of Directors) of the portion of the capital shares or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Current Market Price per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subsection 4.4.5(j) below) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security which is distributed not only to the holders of the Common Shares on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series B Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a Person converting a Series B Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                  (iv) In case a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Corporation or such Subsidiary of consideration per Common Share having a fair market value (as determined in good faith by the Board of Directors and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction the numerator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                  (v) No adjustment in the Conversion Price pursuant to any provision of this Section 4.4.5 shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 4.4.5 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 4.4.5, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 4.4.5 shall be made to the nearest cent (with $.005 being rounded upward) or to be nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection 4.4.5(e) to the contrary notwithstanding, the Corporation will, to the extent permitted by law, make such reductions in the Conversion Price, in addition to those required by this subsection 4.4.5(e), as the Board of Directors in its good faith discretion shall determine to be necessary in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

            (f) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (e)(i) of this
Section 4.4.5 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all Common Shares are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series B Preferred Share, which is not redeemed or converted into the right to receive stock, securities or other property prior to such Transaction, shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series B Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person or
(ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this subsection 4.4.5(f) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each holder of a Non-Electing Share shall be deemed to be the kind and amount so receivable per share by holders of a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection 4.4.5(f), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Shares that will contain provisions enabling the holders of the Series B Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection 4.4.5(f) shall similarly apply to successive Transactions.

            (g)   If, subject to the limitations set forth in Section 3 above:

                  (i) the Board of Directors of the Corporation  shall authorize a dividend (or any other distribution) on the Common Shares (other than cash dividends or distributions paid with respect to the Common Shares not in excess of the sum of the Corporation's cumulative Funds From Operations, as determined by the Board of Directors calculated in accordance with the March 1995 NAREIT White Paper on Funds From Operations, minus the cumulative amount of dividends accumulated or paid in respect of the Series B Preferred Shares or any other class or series of Preferred Stock of the Corporation after the Issue Date); or

                  (ii) the Corporation shall authorize the granting to the holders of Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

                  (iii) there shall be any reclassification of the Common Shares (other than an event to which subsection (e)(i) of this Section 4.4.5 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                  (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series B Preferred Shares at their address as shown on the stock records of the Corporation, as promptly as possible, but at least 10 business days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality of validity of the proceedings described in this Section 4.4.5.

            (h) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date that such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series B Preferred Share at such holder's last address as shown on the stock records of the Corporation.

            (i) No later than 30 days after mailing of notice of a determination by the Board of Directors of fair market value pursuant to this Section 4.4.5, the holders of a majority of the outstanding Series B Preferred Shares shall have the right to challenge such determination, in which case such determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

            (j) In any case in which subsection (e) of this Section 4.4.5 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series B Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to subsection 4.4.5(c).

            (k) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section
4.4.5. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 4.4.5, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

            (l) If the Corporation shall take any action affecting the Common Shares, other than an action described in this Section 4.4.5, that in the opinion of the Board of Directors would adversely affect the conversion rights of the holders of the Series B Preferred Shares, the Conversion Price for the Series B Preferred Shares will be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its good faith determines to be equitable in the circumstances.

            (m) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series B Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series B Preferred Shares not theretofore converted. For purposes of this subsection 4.4.5(m), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series B
Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

            The Corporation covenants that any Common Shares issued upon conversion of the Series B Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series B Preferred Shares, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a business trust) non-assessable Common Shares at such adjusted Conversion Price.

            The Corporation shall endeavor to list the Common Shares required to be delivered upon conversion of the Series B Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

            Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Shares, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

            (n) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series B Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series B Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

      4.4.6 Redemption at the Option of the Corporation. The Series B Preferred Shares may not be redeemed by the Corporation prior to January 1, 1999. On and after such date until and including December 31, 2004, the Series B Preferred Shares may be redeemed by the Corporation, at its option on any date set by the Board of Directors, in whole or in part at any time (provided that no such partial redemption shall be in an amount less than $1 million), subject to the limitations, if any, imposed by the Maryland General Corporation Law, for an amount payable in immediately available funds equal to the applicable price per share set forth for the date fixed for redemption in the following table:



                 Date Fixed for Redemption                         Price


On or after January 1, 1999, and on or before December 31,        $16.95
1999


After December 31, 1999, and on or before December 31, 2000       17.35


After December 31, 2000, and on or before December 31, 2001       17.80


After December 31, 2001, and on or before December 31,            18.25
2002


After December 31, 2002, and on or before December 31, 2004 18.70 plus, in each case, an amount in immediately available funds equal to all per share dividends on the Series B Preferred Shares accumulated and unpaid thereon, whether or not authorized, to and including the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price."

            In case of the redemption of less than all of the then outstanding Series B Preferred Shares, the Corporation shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series B Preferred Shares at any time outstanding until all dividends accumulated and in arrears upon all Series B Preferred Shares then outstanding shall have been paid in full for all past Dividend Periods.

            Not more than 60 nor less than 30 days prior to the date fixed for redemption by the Board of Directors, notice thereof by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Shares to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of the Corporation. The date of such notice is referred to herein as the "Call Date." Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the Series B Preferred Shares, that after the date fixed for redemption dividends will cease to accumulate on such shares, the Conversion Price in effect on the Call Date, and that the right of holders to convert Series B Preferred Shares shall terminate at the close of business on the fifth business day prior to the date fixed for redemption (unless the Corporation defaults in the payment of the Redemption Price).

            Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of Series B Preferred Shares receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series B Preferred Shares. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate representing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

            No fractional Series B Preferred Shares shall be issued upon redemption of less than all Series B Preferred Shares. If more than one certificate representing Series B Preferred Shares shall be held at one time by the same holder, the number of full shares issuable upon redemption of less than all of such Series B Preferred Shares shall be computed on the basis of the aggregate number of Series B Preferred Shares so held. Instead of any fractional share of Series B Preferred Shares that would otherwise be issuable to a holder upon redemption of less than all Series B Preferred Shares, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount in cash equal to the same fraction of the Current Market Price on the Trading Day immediately preceding the date fixed for redemption of the number of Common Shares into which such Series B Preferred Share would then be convertible.

            Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been deposited with a bank or trust company with irrevocable instructions and authority to pay the Redemption Price to the holders of the Series B Preferred Shares, then, notwithstanding that the certificates
representing   any  shares  so  called  for  redemption   shall  not  have  been
surrendered, dividends with respect to the shares so called shall cease to accumulate after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the Series B Preferred Shares which were to be redeemed, then Section 10 shall apply and the certificates representing shares not redeemed pursuant to Section 10 shall be deemed not to be surrendered, such shares shall remain outstanding, the right of the holder to receive payment of the Redemption Price for such shares shall terminate, and the right of holders of Series B Preferred Shares thereafter shall continue to be only those of a holder of shares of the Series B Preferred Shares.

            The Series B Preferred Shares shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

      4.4.7 Shares to Be Retired. All Series B Preferred Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to class or series.

      4.4.8 Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

            (a) prior to the Series B Preferred Shares, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Shares;

            (b) on a parity with the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Shares, if the holders of such class of stock or series and the Series B Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid dividends per share or Liquidation Preferences, without preference or priority one over the other ("Parity Shares");

            (c) junior to the Series B Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Junior Shares; and

            (d) junior to the Series B Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Fully Junior Shares.

      4.4.9 Voting. (a) The holders of Series B Preferred Shares shall vote together as a single class with the holders of the Common Shares and the holders of any Follow on Preferred Shares on an as converted basis on all matters submitted to a vote of the Corporation's common stockholders. In addition, for so long as the Initial Investors (together with the Subsequent Investors, if any) collectively hold Initial Preferred Shares representing on an as converted basis more than the Minimum Ownership Level, the holders of the Initial Preferred Shares shall have the right (i) to require the Corporation to increase the size of its Board of Directors by one person and (ii) to elect a designee of the holders of the Initial Preferred Shares selected by a majority vote of the Initial Preferred Shares voting as a single class to fill such vacancy as provided in subsection 4.4.9(c); provided that no such demand shall be made during the period beginning 90 days prior to the date of the Corporation's annual meeting of stockholders for any given year and ending on the date of such annual meeting. At the next annual meeting of stockholders of the Corporation following any such appointment, the size of the Board of Directors shall be reduced to nine persons (which shall remain the maximum size of the Board of Directors for so long as the holders of the Initial Preferred Shares are entitled to the rights with respect to the designation, appointment and election of a member of the Board of Directors provided under this subsection 4.4.9(a)) and at such meeting and each succeeding annual meeting for so long as the Initial Investors (together with the Subsequent Investors, if any) collectively hold Initial Preferred Shares representing on an as converted basis more than the Minimum Ownership Level and the holders of the Initial Preferred Shares elect to exercise such right, the holders of Initial Preferred Shares, voting as a single class, shall be entitled by majority vote to elect one director (who shall be nominated by the holders of a majority of the then outstanding Initial Preferred Shares voting as a single class) to serve on the Board of Directors. If a vacancy shall occur with respect to such directorship, a successor designated by the holders of a majority of the then outstanding Initial Preferred Shares voting as a single class shall be elected by the Board of Directors. If the holders of the Initial Preferred Shares do not advise the Board of Directors in writing of their intention to designate a successor within 60 days after receipt of written notice of such a vacancy, a majority of the remaining directors may fill such vacancy in their sole and absolute discretion. If, at any time after the holders of the Initial Preferred Shares shall have required the Board of Directors to appoint a designee of such holders as provided in this subsection 4.4.9(a), (i) a vacancy occurs with respect to such directorship, (ii) the holders of the Initial Preferred Shares shall fail to designate a successor within 60 days after receipt of written notice of such vacancy, and (iii) the holders of the Initial Preferred Shares fail to advise (at least 90 days prior to the next annual meeting) the Board of Directors in writing of their intention to elect a director at the next annual meeting of stockholders of the Corporation (other than an annual meeting that occurs within 60 days after the resignation of a director elected or designated by the Initial Preferred Holders), then the rights granted under this subsection 4.4.9(a) with respect to the designation, appointment and election of a member of the Board of Directors by the holders of the Initial Preferred Shares shall terminate. At each annual meeting following the termination of such rights either as provided in the preceding sentence or as a result of the Initial Investors (together with the Subsequent Investors, if any) at any time failing to collectively hold Initial Preferred Shares representing on an as converted basis more than the Minimum Ownership Level, the members of the Board of Directors shall be elected by the stockholders of the Corporation entitled to vote thereon by plurality vote.

      (b) In addition to the rights of the holders of Initial Preferred Shares to elect, or designate for appointment, a designee to serve on the Board of Directors as set forth in subsection 4.4.9(a), if and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Shares or any Follow on Preferred Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not authorized, the number of directors then constituting the Board of Directors shall be increased by one and the holders of a majority of Initial Preferred Shares, voting as a single class, shall be entitled to elect the additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Initial Preferred Shares called as hereinafter provided; provided, however, if no Follow on Preferred Shares have been issued and the Initial Investors collectively hold all of the Series B Preferred Shares, then the size of the Board of Directors shall be increased by two, whether or not a director is then serving pursuant to subsection 4.4.9(a), and Ameritech shall have the right to designate one such director and OTR shall have the right to designate the other such director. At the next annual meeting of stockholders of the Corporation following the election of such director(s), the size of the Board of Directors shall be reduced to (i) nine persons if one director is so elected and (ii) ten directors if two directors are so elected, in either such case which shall remain the maximum size of the Board of Directors until such time as all arrears in dividends on the Initial Preferred Shares then outstanding shall have been paid. Whenever all arrears in dividends on the Initial Preferred Shares then outstanding shall have been paid, then the right of the holders of the Initial Preferred Shares to elect such additional director(s) shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Initial Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

      (c) At any time the power to elect one or more directors as representatives of the holders of the Initial Preferred Shares shall have been vested in the holders of Initial Preferred Shares as provided in subsections 4.4.9(a) or 4.4.9(b), the Secretary of the Corporation may, and upon the written request of a holder or holders of Initial Preferred Shares representing at least 10% of the then outstanding Initial Preferred Shares (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Initial Preferred Shares for the election of the director or directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 10 days after receipt of any such request, then any holder of Initial Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock records of the Corporation. At any time the power to elect one or more directors as representatives of the holders of the Initial Preferred Shares shall have been vested in the holders of Initial Preferred Shares as provided in subsections 4.4.9(a) and 4.4.9(b), to the extent permissible under applicable law and the rules of any securities exchange upon which any securities issued by the corporation are listed, the election of such directors may be accomplished without a special meeting if a consent in writing designating the individual(s) to serve on the board of directors shall be signed by the holders of a majority of the Initial Preferred Shares and delivered to the Secretary of the Corporation. The directors elected at any such special meeting or by written consent shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Initial Preferred Shares pursuant to this paragraph, a successor shall be elected by the Board of Directors upon the nomination (i) in the case of a vacancy with respect to the directorship provided for in subsection 4.4.9(a), of the holders of a majority of the then outstanding Initial Preferred Shares, and (ii) in the case of a vacancy with respect to either of the directorships provided for in subsection 4.4.9(b), (A) if no Follow on Preferred Shares have been issued and the Initial Investors collectively hold all of the Series B Preferred Shares, of the Initial Investor that selected the individual serving in the vacated directorship, and
(B) otherwise, of the then-remaining director elected by the holders of the Initial Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

      (d) So long as any Series B Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote of at least 75% of the votes entitled to be cast by the holders of the Series B Preferred Shares, at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

            (i) Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Shares; provided, however, that the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of any Follow on Preferred Shares or any Fully Junior Shares, (A) shall not be deemed to adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Shares and (B) shall not in any case require a separate vote of the holders of Series B Preferred Shares; or

            (ii) A share exchange that affects the Series B Preferred Shares, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each Series B Preferred Share (A) shall remain outstanding without any adverse change to its terms and rights or (B) shall be converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion of other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series B Preferred Share (except for changes that do not adversely affect the holders of the Series B Preferred Shares); or

            (iii) The authorization or creation of, or the increase in the authorized amount of, (A) any shares of any class or any security convertible into shares of any class ranking prior to the Series B Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends, (B) any class of Parity Shares or
(C) any class of Junior Shares, other than any class or series of Follow on Preferred Shares to be issued in a Permitted Private Placement and other than Fully Junior Shares;

provided, however, that no such vote of the holders of Series B Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series B Preferred Shares at the time outstanding in accordance with the terms hereof.

      (e) So long as any Initial Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the Initial Preferred Shares at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating a merger, consolidation, or statutory share exchange in which the Corporation is not the surviving entity (other than a merger, consolidation or statutory share exchange that would result in the voting stock of the Corporation outstanding immediately before the completion thereof continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the voting stock of the surviving entity (or its parent) outstanding immediately after that merger, consolidation or statutory share exchange), or a sale of all or substantially all of the Corporation's assets.

      For purposes of the foregoing provisions of this Section 4.4.9, each Series B Preferred Share shall have one (1) vote per share, except that when the Series B Preferred Shares and the Follow on Preferred Shares, if any, or the Common Shares shall vote together as a single class, then the Series B Preferred Shares shall be entitled to the number of votes to which such shares would be entitled if such shares had been converted into Common Shares at the Conversion Price in effect on the record date for any such vote. Except as otherwise required by applicable law or as set forth herein, the consent of the holders of the Series B Preferred Shares shall not be required for the taking of any corporate action.

      4.4.10 Partial Payments. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Series B Preferred Shares, then such funds which are paid shall be applied to redeem such Series B Preferred Shares pro rata.

      4.4.11 Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series B Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

      4.5 Common Stock. Subject to the provisions of Article 5, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

      4.6 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set, subject to the provisions of
Article 5 and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set pursuant to clause (c) of this
Section 4.5 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

      4.7 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws as they may be amended pursuant to the terms thereof.

      4.8 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to
Section 4.5, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

      4.9 Issuance of Rights to Purchase Securities and Other Property. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation, other securities of the Corporation, or shares or other securities of any successor in interest of the Corporation (a "Successor"), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation, other securities of the Corporation, or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by applicable laws and these Articles.

                                   ARTICLE 5
                            REIT OWNERSHIP PROVISIONS

      5.1 Definitions. The following terms shall have the following meanings:

            "Beneficial Ownership" shall mean ownership of Equity Stock by a Person, whether the interest in the shares of Equity Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings. For example, if a corporation is the actual beneficial owner of Equity Stock, the shares will be treated as Beneficially Owned by that corporation (due to its direct ownership of the shares), and the stockholders of that corporation will Beneficially Own their respective proportionate interests in those shares (due to their deemed ownership under Code Section 544(a)(1)), and interests in the same shares may also be treated as Beneficially Owned by others, depending upon the identity of, and relationships between, the stockholders and those related to the stockholders.

            "Board of Directors" shall mean the Board of Directors of the Corporation.

            "Bylaws" shall mean the Bylaws of the Corporation.

            "Charitable Beneficiary" shall mean, with respect to any Trust, one or more organizations that are named by the Corporation as the beneficiary or beneficiaries of such Trust in accordance with the provisions of Subsection 5.6.1, provided that each such organization must be described in Section
501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055, and 2522 of the Code.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Constructive Ownership" shall mean ownership of Equity Stock by a Person, whether the interest in the shares of Equity Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms AConstructive Owner, "Constructively Owns" and "Constructively Owned" shall have correlative meanings. For example, if a corporation is the actual beneficial owner of Equity Stock, the shares will be treated as Constructively Owned by that corporation (due to its direct ownership of the shares), and the 10% or more stockholders of that corporation will Constructively Own their respective proportionate interests in those shares (due to their deemed ownership under Code Section 318(a)(2)(C) as modified by Code Section 856(d)(5)), and interests in the same shares may also be treated as Constructively Owned by others, depending upon the identity of, and relationships between, the stockholders and those related to the stockholders.

            "Equity Stock" shall mean stock that is either Preferred Stock or Common Stock and shall include all shares of Preferred Stock or Common Stock that are held as Shares-in-Trust in accordance with the provisions of Sections
5.5 and 5.6, but shall not include Series A Preferred Stock.

            "Excepted Holder" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Subsection 5.3.3.

            "Excepted Holder Limit" shall mean, as to any class or series of the outstanding Equity Stock, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Subsection 5.3.5, and subject to adjustment pursuant to Subsections 5.3.3 and 5.3.4: (a) for the Hunt Group, thirty percent (30%) of the lesser of the number or value of the outstanding shares of that class or series, (b) for USAA Real Estate Company ("USAA"), twenty percent (20%) of the lesser of the number or value of the outstanding shares of that class or series, and (c) for other, subsequently designated Excepted Holders, the percentage limit established by the Board of Directors pursuant to Subsection 5.3.3.

            "Hunt Group" shall mean: (a) Hunt Realty Acquisitions, L.P., a Delaware limited partnership, and (b) any Indirect Hunt Owner.

            "Indirect Hunt Owner" shall mean any Person that Beneficially Owns or Constructively Owns Equity Stock that is directly owned by Hunt Realty Acquisitions, L.P.

            "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Equity Stock, the average of the Closing Price for such Equity Stock for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Stock in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Equity Stock is listed or admitted to trading or, if such Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Stock selected by the Board of Directors of the Company, or if no such trading or market pricing is available for such Equity Stock, the fair market value of the Equity Stock, as determined by the Board of Directors. "Trading Day" shall mean a day on which the principal national securities exchange on which the Equity Stock is listed or admitted to trading is open for the transaction of business or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Limit" shall mean either the Excepted Holder Limit or the Ownership Limit, or both, as appropriate in the context.

            "Option Right" shall mean any option, or right to acquire, convert into, or exchange or exercise for, or any similar interest in, shares of Equity Stock.

            "Ownership Limit" shall initially mean eight and one half percent (8.5%) of the lesser of the number or value of the outstanding shares of any class or series of the Equity Stock of the Corporation, and after any adjustment as set forth in Subsection 5.3.1, shall mean such greater percentage of the number or value of the outstanding Equity Stock as so adjusted, but not more than nine and eight tenths percent (9.8%). The number and value of outstanding shares of any class or series of the Equity Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive.

            "Permitted Transferee" shall mean any Person permitted to purchase shares from the Trustee in accordance with the provisions of Subsection 5.6.5.

            "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and any group to which a particular Excepted Holder Limit may be applicable.

            "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 5.5, would Beneficially Own or Constructively Own shares of Equity Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

            "REIT" shall mean a "real estate investment trust" within the meaning of Section 856 of the Code.

            "REIT Ownership Date" shall mean the earlier of: (1) that date determined by the Board of Directors as the first date on which it is in the best interests of this Corporation to attempt to comply with the stock ownership provisions necessary to permit the Corporation to qualify as a REIT, or (2) the Effective Date of the merger or mergers into the Corporation contemplated under the Merger Agreement.

            "Restriction Termination Date" shall mean the date determined by the Board of Directors for termination of the Ownership Limit, Excepted Holder Limits and restrictions on transfer by reason of the fact that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with those limits and restrictions on transfer is no longer required in order for the Corporation to qualify as a REIT.

            "Shares-in-Trust" shall mean those shares of Equity Stock (or Option Rights) that are transferred into a Trust pursuant to Section 5.5.

            "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to have or acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Equity Stock or the right to vote or receive dividends on Equity Stock, including (a) the granting or exercise of any option (or any disposition of an option), (b) any disposition of any securities or rights convertible into or exchangeable or exercisable for Equity Stock or any interest in Equity Stock or any exercise of any such conversion or exchange or exercise right, and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Equity Stock; in each case, whether voluntary or involuntary, whether of record, Constructively or Beneficially and whether by operation of law or otherwise.

            "Trust" shall mean any separate  trust  created  pursuant to Section
5.5 and administered in accordance with the terms of Section 5.6, for the benefit of any Charitable Beneficiary.

            "Trustee" shall mean the person or entity, unaffiliated with both the Corporation and any Prohibited Owner, that is designated by the Corporation to act as trustee of any Trust, or any successor trustee designated by the Corporation.

            "Voting Stock" shall mean the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors.

      5.2 Basic Transfer and Ownership Restrictions. From the REIT Ownership Date and prior to the Restriction Termination Date:

            5.2.1 Ownership and Excepted Holder Limits. Except as provided in Subsection 5.3.2, no Person (other than an Excepted Holder) shall Beneficially Own or Constructively Own shares of the Equity Stock in excess of the Ownership Limit, and no Excepted Holder shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Excepted Holder Limit for such Excepted Holder.

            5.2.2 Basic REIT Ownership Tests. No Person shall Beneficially Own or Constructively Own shares of the Equity Stock to the extent that such ownership would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership is held during the last half of a taxable year), or otherwise fail to qualify as a REIT (including, but not limited to, such ownership that would result in the Corporation owning actually or Constructively an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

            5.2.3 100 Owner Test. Any Transfer (whether or not the purported Transfer results from a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Equity Stock being owned beneficially by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

      5.3   Modification of Limits.

            5.3.1 Changes to Ownership Limit. Subject to the limitations contained in Subsection 5.3.5, the Board of Directors may from time to time increase the Ownership Limit.

            5.3.2 Underwriter Exception to Ownership Limit. Subject to compliance with Subsections 5.2.2, 5.2.3, and 5.3.5, the Board of Directors may permit an underwriter that participates in a public offering or private placement of the Equity Stock to Constructively Own or Beneficially Own shares in excess of the Ownership Limit, but only to the extent necessary to facilitate the public offering or private placement.

            5.3.3 Creation of, or Increase to, Excepted Holder Limits. Subject to Subsections 5.2.2 and 5.3.5, except as otherwise determined by the Board of Directors of the Company, whether set forth in an Excepted Holder Agreement or otherwise, the Board of Directors may establish a new Excepted Holder Limit, or increase an already existing Excepted Holder Limit, for a Person pursuant to resolutions setting forth such limitations and conditions as the Board of Directors deems appropriate, if:

                  (a) such Person does not own, and represents that it will not own, actually or Constructively, an interest in a tenant of the
      Corporation (or a tenant of any entity owned or controlled by the Corporation in whole or in part) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, provided, however, that solely for purposes of this clause (a), a tenant from whom the Corporation (or any entity owned or controlled by the Corporation in whole or in part) derives or is expected to continue to derive a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT shall not be treated as a tenant of the Corporation; and

                  (b) such Person agrees that any violation or attempted violation of such representations, undertakings or arrangements (or other action contrary to the ownership restrictions imposed under the charter of the Corporation) will result in a transfer to the Trust of such shares of Equity Stock, or the treatment of any such purported Transfer as void ab initio, pursuant to Section 5.5.

            5.3.4 Reduction of Excepted Holder Limits. The Board of Directors may only reduce the Excepted Holder Limit for any Excepted Holder: (a) with the written consent of such Excepted Holder at any time; or (b) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for such Excepted Holder.

            5.3.5 Limitations on Modifications.

                  (a) Prior to any modification or creation of (or establishment of an exception to) any Excepted Holder Limit or Ownership Limit, the Board of Directors of the Corporation may require such opinions of counsel (or rulings from the Internal Revenue Service), affidavits, certificates, representations, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT and the favorable tax treatment of its (and its stockholders') income or to ascertain any facts relevant to determinations under this provision.

                  (b) No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

      5.4 Reporting of Transfers and Ownership. From the REIT Ownership Date and prior to the Restriction Termination Date:

            5.4.1 Notice of Possibly Violative Transfers. Any Person who has, or acquires, or attempts to acquire, or intends to acquire, Beneficial Ownership or Constructive Ownership of shares of Equity Stock that will or may violate
Section 5.2, or any Person who would have so owned shares of Equity Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 5.5, shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

            5.4.2 Owners Required To Provide Information. Except as otherwise determined by the Board of Directors of the Company, whether set forth in an Excepted Holder Agreement or otherwise:

                  (a) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the number or value of the outstanding shares of any class or series of the Equity Stock of the Corporation shall, within 30 days after the close of each taxable year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of each class or series of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and Excepted Holder Limit.

                  (b) Each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation's status as a REIT, to ensure compliance with the Ownership Limit and Excepted Holder Limit, to comply with the requirements of any taxing authority or governmental agency, or to determine any such compliance.

      5.5 Transfers in Trust. From the REIT Ownership Date and prior to the Restriction Termination Date, except as otherwise determined by the Board of Directors of the Company, whether set forth in an Excepted Holder Agreement or otherwise:

            5.5.1 Automatic Transfer in Trust. If there is a purported Transfer (whether or not the purported Transfer results from a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) such that, if it were effective, any Person would either Beneficially Own or Constructively Own Equity Stock in violation of the restrictions of Subsections 5.2.1 or 5.2.2, then that number of shares that otherwise would cause such Person to violate Subsections 5.2.1 or 5.2.2 (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Sections 5.5 and 5.6, and the Person who otherwise would have been treated as holding the excess shares shall have no rights as to the excess shares. If the transfer to the Trust described in the preceding sentence would not be effective for any reason to prevent that Person from violating the applicable Limit, then the purported Transfer shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

            5.5.2 Treatment of Option Rights. For the purpose of applying the first sentence of Subsection 5.5.1 (causing an automatic transfer to the Trust when shares might otherwise be acquired or owned in violation of Subsections
5.2.1 or 5.2.2) to situations in which a violation would result because of a Person's ownership of an interest in an Option Right, the following rules shall govern the transfer to the Trust:

                  (a) if the owner of the Option Right Beneficially Owns or Constructively Owns shares other than those represented by the Option Right, that number of those other shares (rounded up to the nearest whole share) necessary to prevent the violation shall be automatically transferred to the Trust;

                  (b) if the procedure described in clause (a) would not be effective for any reason to prevent the violation, the Option Right (rather than the other shares so owned by the holder of the Option Right) shall be automatically transferred to the Trust; and

                  (c) if the procedures described in clauses (a) and (b) would not be effective for any reason to prevent the violation, that number of shares (rounded up to the nearest whole share) necessary to prevent the violation shall be automatically transferred to the Trust by the grantor of the Option Right (or, if the grantor does not own shares, by the person whose shares are subject to the Option Rights), and the purported holder of the Option Right shall have no rights in such shares of Equity Stock.

      5.6   Trust Terms.

            5.6.1 Trust Creation. Any shares of Equity Stock (or Option Rights) transferred to a Trust pursuant to the first sentence of Subsection 5.5.1 shall be designated Shares-in-Trust, which will be deemed to have been transferred automatically and by operation of law to the Trustee in its capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. The transfer to a Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer that results in the transfer to the Trust. Within five (5) business days after discovery of the existence of a Trust, the Corporation shall appoint a Trustee, which shall be unaffiliated with the Corporation and any Prohibited Owner, and shall name one or more Charitable Beneficiaries of each Trust.

            5.6.2 Status of Shares-in-Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of Subsection 5.6.5, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

            5.6.3 Trustee's Distribution Rights. The Trustee shall be entitled to receive all distributions as may be authorized and declared by the Board of Directors of the Corporation on Shares-in-Trust held in the Trust and shall hold such distributions in trust for the benefit of the Charitable Beneficiary or Charitable Beneficiaries as set forth in Subsection 5.6.6. If any distributions with respect to Shares-in-Trust were paid prior to the discovery of the transfer to the Trust, the recipient of those payments shall pay that amount to the Trustee. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such distribution, including, if necessary, withholding any portion of future distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Prohibited Owner; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Charitable Beneficiary or Charitable Beneficiaries as set forth in Subsection 5.6.6, the distributions so received or withheld, as the case may be.

            5.6.4 Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. The Prohibited Owner shall be deemed to have given, as of the close of business the business day prior to the date of the purported Transfer that results in the transfer to the Trust, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires. Any vote by or on behalf of a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall be subject to rescission by the Trustee if the rescission is permitted by applicable law and the Board of Directors concludes that the rescission will not materially and adversely affect the Corporation and in the case of such a rescission, any such votes shall be void ab initio with respect to such Shares-in-Trust.

            Notwithstanding the provisions of this Article 5, until the Corporation has received notification that shares of Equity Stock have become Shares-in-Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

            5.6.5 Sale of Shares-in-Trust. As reasonably promptly as possible, in an orderly fashion so as not to affect the Market Price of the
Shares-in-Trust materially and adversely, the Trustee shall sell the Shares-in-Trust to a Permitted Transferee, provided, however, that (a) the Permitted Transferee must purchase for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (b) the Permitted Transferee must acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of the Equity Stock so acquired as Shares-in-Trust under Section 5.5. Amounts received by the Trustee with respect to Shares-in-Trust upon the liquidation of the Corporation shall be treated in the same fashion as would proceeds from the sale of the shares.

            Upon completion of such a sale, the Trustee of a Trust shall: (a) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee; (b) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock; and (c) distribute the net proceeds of the sale pursuant to Subsection 5.6.6.

            If, prior to the discovery by the Corporation that shares have become Shares-in-Trust, those shares are sold by the Prohibited Owner, then (a) such shares shall be deemed to have been sold on behalf of the Trust and (b) to the extent that the amount received in that sale exceeds the amount that the Prohibited Owner would have been entitled to retain from a sale under the preceding provisions of this Subsection 5.6.6, the excess shall be immediately delivered to the Trust.

            Each Charitable Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Corporation arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of such Trustee or the Corporation, or the Trustee's or the Corporation's failure to make payments in accordance with Subsection 5.6.6.

            5.6.6 Application of Distributions and Sale Proceeds.

                  (a) The Trustee shall apply any distributions from Shares-in-Trust in the following order:

                        (1)   first, to pay any expenses of the Trust;

                        (2) second, to pay any expenses of the Corporation incurred in connection with the Trust or the creation or disposition of the Shares-in-Trust; and

                        (3) finally, to pay any excess to the Charitable Beneficiary (or Charitable Beneficiaries).

                  (b) The Trustee shall apply any net proceeds realized from the sale of Shares-in-Trust in the following order:

                        (1) first, to pay any expenses of the Trust not paid out of distributions under clause (a)(1) above;

                        (2) second, to pay any expenses of the Corporation incurred in connection with the Trust or the creation or disposition of the Shares-in-Trust not paid out of distributions under clause
            (a)(2) above;

                        (3) third, to pay to the Prohibited Owner out of any remaining net proceeds from sale, the lesser of

                              (i) in the  case of (A) a  purported  Transfer  in
                        which the Prohibited Owner gave value for shares of Equity Stock, the price per share, if any, such Prohibited Owner paid for the Equity Stock, or (B) a purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise), the price per share equal to the Market Price on the date of such purported Transfer, and

                              (ii) the price per share  received  by the Trustee
                        of the Trust from the sale or other disposition of such Shares in accordance with Subsection 5.6.5;

            provided,  however,  that in computing  any amount under this clause
            (b)(3), any amounts paid pursuant to clauses (a)(1) and (b)(1) (Trust expenses) and (a)(2) and (b)(2) (the Corporation's expenses) of this Subsection 5.6.6 shall be treated as amounts paid to the Prohibited Owner and shall reduce any amount that otherwise would be payable to the Prohibited Owner; and

                        (4) finally, to the Charitable Beneficiary (or Charitable Beneficiaries).

            5.6.7 Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or other event in which no such price is paid, the Market Price at the time of such devise, gift or event) and (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (a) the date of the purported Transfer which resulted in such Shares-in-Trust and
(b) the date the Corporation determines in good faith that a purported Transfer resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such purported Transfer pursuant to Section 5.4, but in no event later than a transfer to a Permitted Transferee pursuant to Section 5.6.5.

      5.7 Legend. Each certificate for Equity Stock shall bear substantially the following legend or such other legend as the Corporation may from time-to-time determine to be appropriate:

            "The shares of stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Equity Stock in excess of 8.5% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the lesser of the number or value of any class or series of the outstanding Equity Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); or (ii) Beneficially Own or Constructively Own Equity Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such attempted transfer. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

      5.8   Interpretation; Remedies.

            5.8.1 Ambiguity. In the case of any ambiguity or uncertainty in the interpretation or application of any of the provisions of Article 5, including any definition contained in Section 5.1, the Board of Directors shall have the power to determine the interpretation or application of the provisions of this
Article 5 with respect to any situation based on the facts known to it.

            5.8.2 Severability. If any provision in these Articles or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

            5.8.3 Remedies. If the Corporation or its designees shall at any time determine in good faith that a Transfer has taken place in violation of
Section 5.2 or that a Person intends to acquire or dispose of, or has attempted to acquire or dispose of, Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 5.2 or resulting in a transfer to a Trust pursuant to Section 5.5 (whether or not the violation is intended), subject to Section 5.8.5, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition or other event, including, but not limited to, causing the Corporation to purchase shares, refusing to give effect to any Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer, acquisition or other event. Any action (or inaction) by the Corporation pursuant to this Subsection 5.8.3 shall not affect the automatic transfer into a Trust or the treatment of such event as void ab initio as otherwise provided in this Article 5.

            5.8.4 Remedies Not Limited. Other than Section 5.8.5, nothing contained in this Article 5 shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and Excepted Holder Limit and the other provisions of these Articles.

            5.8.5 Exchange or Market Transactions. Nothing in the other provisions of Article 5 shall preclude the settlement of any transaction in the stock of this Corporation entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transactions takes place shall not negate the effect of any other provision of these Articles of Incorporation and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in these Articles.

                                   ARTICLE 6
                                    DIRECTORS

      6.1 Number; Current Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be nine, which number may be increased or decreased pursuant to the Bylaws of the Corporation; provided, however, that the number of directors shall never be less than three or greater than fifteen and that the number of directors shall not be reduced so as to shorten the term of any director then in office. The names of the Corporation's current directors who shall serve until their successors are elected and qualify are as follows: (1) Allen J. Anderson, (2) C.E. Cornutt, (3)
T. Patrick Duncan, (4) Peter O. Hanson, (5) John Moody, (6) James M. Pollak, (7) Robert E. Morgan, (8) Kenneth N.
Stensby, and (9) Lee W. Wilson.

      6.2 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office at any time in accordance with applicable law.

      6.3 Stock Issuances. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the Board of Directors is hereby empowered to authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities convertible into, or exchangeable or exercisable for, shares of stock of the Corporation of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors without any action by the stockholders and subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

      6.4 Independent Directors. A majority of the entire Board of Directors and a majority of every committee of the Board of Directors shall be "Independent Directors" except that: (a) all members of the Audit and Compensation Committees shall be "Independent Directors"; and (b) if a committee other than the Audit or Compensation Committee shall consist of two persons, then at least one member of such committee shall be an "Independent Director." For purposes of this Article 6, "Independent Directors" shall mean Directors who are not (a) officers of the Corporation; (b) full time employees of the Corporation; or (c) members of the immediate family of any of the foregoing.

                                   ARTICLE 7
                                   AMENDMENTS

            The Corporation reserves the right at any time and from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in its charter, of any shares of outstanding stock. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any amendment to the charter of the Corporation shall be valid only if such amendment shall have been approved by the affirmative vote of the holders of a majority of the outstanding voting stock, voting together as a single class. Subject to Articles 8 and 9, all rights and powers conferred by the charter of the Corporation on stockholders, directors and officers are granted subject to this reservation.

                                   ARTICLE 8
                                 INDEMNIFICATION

            The  Corporation  shall to the maximum extent  permitted by Maryland law in effect from time to time, indemnify, and enter into contractual obligations which to obligate itself to indemnity, and to pay or reimburse reasonable expenses (including court costs, attorneys' fees and related disbursements) in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or
(b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in
(a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                   ARTICLE 9
                             LIMITATION OF LIABILITY

            To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter or the Bylaws of the Corporation or repeal of any of the provisions of the charter or the Bylaws of the Corporation shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE 10
                              EXTRAORDINARY ACTIONS

            Notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, but subject to the rights of any series of Preferred Stock then outstanding, any such action shall be valid and effective if authorized by the affirmative vote of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

            IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Secretary as of this 30th day of March, 1996.

                                          MERIDIAN INDUSTRIAL TRUST, INC.

                                          By: CELESTE K. WOO
                                              -----------------
                                              Celeste K. Woo
                                              Vice President



ATTEST:

ROBERT A. DOBBIN
- ----------------
Robert A. Dobbin
Secretary